AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON 30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 BakerBotts.com Exhibit 5.1 NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON June 5, 2024 Acacia Research Corporation 767 Third Avenue, 6th Floor New York, NY 10017 Re: Acacia Research Corporation Registration Statement on Form S-8 Ladies and Gentlemen: As counsel for Acacia Research Corporation, a Delaware corporation (the “Company”), we have examined and are familiar with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 12,589,848 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. On May 21, 2024, the Company’s stockholders approved the 2024 Acacia Research Corporation Stock Incentive Plan (the “2024 Plan”), and certain shares of the Company’s common stock that were available for issuance under the 2016 Acacia Research Corporation Stock Incentive Plan will instead be available for issuance under the 2024 Plan. In rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of (i) the Third Amended and Restated Certificate of Incorporation of the Company, (ii) the Fifth Amended and Restated Bylaws of the Company, (iii) resolutions of the Board of Directors of the Company with respect to the approval of the 2024 Plan, (iv) the 2024 Plan and (v) such other documents, records, instruments and certificates of public officials and officers of the Company as we deemed necessary or advisable for the purpose of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the 2024 Plan as currently in effect, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, and none of such Shares will be issued for less than $0.001 per share; (ii) all actions required to be taken under the 2024 Plan by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof), including the due authorization of each award granted thereunder; (iii) at the time of issuance of

Acacia Research Corporation - 2 - June 5, 2024 the Shares under the 2024 Plan, the Company shall continue to have sufficient authorized and unissued shares of common stock reserved for such issuance; and (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document submitted to us as a copy conforms to the original of such document and all signatures on each such document are genuine. On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, upon issuance and delivery of such Shares from time to time in accordance with the terms and conditions of the 2024 Plan and otherwise in accordance with the terms and conditions of the applicable awards thereunder, such Shares will be validly issued, fully paid and nonassessable. This opinion is limited to the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Very truly yours, /s/ Baker Botts L.L.P.